Exhibit 99.1

FOR IMMEDIATE RELEASE

Takung Expands Trading Platform Access Into

 Russia, Mongolia, Australia and New Zealand

Hong Kong, July 28, 2016 -- Takung Art Co., Ltd. (OTCQB:TKAT), an online platform for acquiring shared ownership units in Asian and Russian fine art, jewelry and precious gems (collectively, “artwork”), today said it has introduced its platform for trading to residents of Russia, Mongolia, Australia and New Zealand – the company’s first major expansion of operations outside of China.

Calling the move “one of the landmark events in the history of the company,” chief executive Mr. Di Xiao said he believed the expansion could add new registrants and diversify the mix of listings on Takung’s trading platform, and, in time, generate higher trading commission and listing fee revenue.

The new registrants will utilize the company’s existing trading platform to buy and sell ownership units of Takung’s listed artwork in Hong Kong dollars. The company, Mr. Xiao added, plans to start hosting events in all four countries to educate their citizens about Takung’s business model of shared art ownership and how they can participate and invest through the Takung platform.

To further stimulate trading interest, said the CEO, Takung will add selected portfolios from these countries to its platform, which now numbers 131 artworks including three Russian painting portfolios and eleven Mongolian paintings.

“We are thrilled with the expansion of our trading platform into these four new markets,” said Mr. Xiao. “We look forward to working with the various authorities in each nation and creating the most conducive environment for the success of our unique shared ownership trading model.”

This, in turn, he said, could help create investor demand for the platform in other parts of the world.

Takung’s total transaction value for the first six months of 2016 reached US$2.09 billion, a 308 percent increase on total transactions of $510.95 million recorded in the comparable year-ago period.

ABOUT TAKUNG ART CO., LTD: www.takungart.com

Based in Hong Kong, Takung Art Co., Ltd. is an online trading platform for acquiring shared ownership in Asian and Russian fine art, jewelry and precious gems. This proprietary platform allows collectors and investors - including those with modest financial resources -- to buy and sell units of these assets and participate in the booming Asian art market. The company's shared-ownership business model significantly expands the number of interactions between sellers and buyers of fine art far beyond those generated by art galleries and auction houses alone.

Takung operates its online trading platform via three wholly-owned subsidiaries, Hong Kong Takung Assets and Equity of Artworks Exchange Co. Ltd., Takung (Shanghai) Co., Ltd., and Takung Cultural Development (Tianjin) Co., Ltd.

FORWARD-LOOKING STATEMENTS

This press release may contain projections or other forward-looking statements regarding future events or our future financial performance. All statements other than present and historical facts and conditions contained in this release, including any statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These statements are only predictions and reflect our current beliefs and expectations with respect to future events and are based on assumptions and subject to risk and uncertainties and subject to change at any time. We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Actual events or results may differ materially from those contained in the projections or forward-looking statements.

Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Contacts:

Takung Art Co., Ltd.
Leslie Chow
+852 31580977
leslie.chow@takungae.com

Asia IR-PR - Investor Relations
Jimmy Caplan
512-329-9505
jimmy@asia-irpr.com

Asia IR-PR - Media Relations
Rick Eisenberg
212-496-6828
rick@asia-irpr.com

SOURCE: Takung Art Co., Ltd.